                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in Registration Statement nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249,
33-40010 and 33-43823 of Whirlpool Corporation and Registration Statement nos. 33-26680 and 33-53196 of Whirlpool Corporation and Whirlpool Savings Plan of our reports with respect to the financial statements of Empresa Brasileira de Compressores S.A. - EMBRACO and its subsidiaries, Multibras S.A. Eletrodomesticos and its subsidiaries and Brasmotor S.A. and its subsidiaries dated January 23, 1995 included in this Annual Report (Form 10-K) for the year ended December 31, 1994.


[SIGNATURE OF PRICE WATERHOUSE]

PRICE WATERHOUSE



Sao Paulo, Brazil
March 17, 1995